UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 4, 2014, Redbox Instant by Verizon announced it will cease operation of its consumer service effective October 7, 2014.

Redbox Instant by Verizon is a joint venture between Redbox Automated Retail, LLC (“Redbox”), a wholly owned subsidiary of Outerwall Inc. (the “Company”), and Verizon Ventures IV LLC (“Verizon”), a wholly owned subsidiary of Verizon Communications Inc. In connection with the cessation of the consumer service, the parties are in discussions to dissolve the joint venture. The Company does not expect these actions will have a material financial impact. The Company expects to provide additional information regarding the joint venture when it is scheduled to report its financial results for the 2014 third quarter on Thursday, October 30, 2014, after the market close.

Certain statements in the foregoing paragraphs are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this document include statements regarding the dissolution of the Redbox Instant by Verizon joint venture. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall, Redbox or Verizon, including those beyond our control. Such risks and uncertainties include, but are not limited to, the potential nature, timing and financial impact of the cessation of the consumer service and dissolution of the joint venture. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Redbox Instant by Verizon and Verizon, please review “Risk Factors” described in our most recent Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Outerwall’s expectations as of the date hereof. Outerwall undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

	By:	/s/ Galen C. Smith
Date: October 6, 2014		Galen C. Smith
Chief Financial Officer

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